Exhibit 10.10
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
WARRANT TO PURCHASE STOCK

Corporation:	MyComputer.com, Inc., a Delaware Corporation

Number of Shares:	490,990

Class of Stock:	Common Stock

Initial Exercise Price:	$0.20 per share

Issue Date:	March 26, 2002

Expiration Date:	March 26, 2012
     This Warrant certifies that, for good and valuable consideration, NetObjects, Inc., a Delaware corporation (“Holder”), is entitled to purchase from the corporation named above (the “Company”), on or after March 31, 2004, but only if the Company has paid all three Scheduled Payments pursuant to that certain Settlement and Payoff Agreement, dated the date hereof, by and between the Holder and the Company, until 5:00 p.m. Pacific time, on the Expiration Date set forth above, the number of fully paid and nonassessable shares of the class of stock (the “Shares”) of the Company at the initial exercise price per Share (the “Warrant Price”), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
     1. EXERCISE.
          1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, this Warrant may be exercised in whole or in part and Holder shall also deliver to the Company a check or wire transfer for the aggregate Warrant Price for the Shares being purchased. Notwithstanding the foregoing sentence, Holder may, and the Company shall permit Holder to, apply any indebtedness owed by the Company to Holder (including any amounts owed under the above-referenced Settlement and Payoff Agreement) towards payment of the aggregate Warrant Price.
          1.2 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

X = Y (A-B)
A

Where:	X =	the number of Shares to be issued to the Holder pursuant to this Section 1.2.

	Y =	the number of Warrant Shares as to which this Warrant is then being net exercised.

	A =	the fair market value of one Share, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 1.2.

	B =	the Warrant Price.
For purposes of the above calculation, fair market value of one Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each Share is convertible, if applicable, at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering. The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.
          1.3 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.
          1.4 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.5 Sale, Merger, Consolidation or Liquidation of the Company.
                1.5.1 Acquisition. For the purpose of this Warrant, “Acquisition” means (a) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (b) any reorganization, consolidation or merger of the Company where the outstanding voting securities of the Company immediately before the transaction represent or are converted into less than fifty percent 50% of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or (c) the consummation of any transaction or series of related transactions that results in the sale of all or substantially all of the assets of the Company, followed by the distribution of the proceeds to the Company’s stockholders.
                1.5.2 Survival of Warrant. If the price or exchange value offered per share of Common Stock in an Acquisition (the “Acquisition Value”) is less than the Warrant Price then in effect, as a part of such Acquisition, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Acquisition, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such Acquisition if this Warrant had been exercised immediately before that Acquisition. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the Acquisition to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that Acquisition, as near as reasonably may be, in relation to any shares or other property deliverable after that Acquisition upon exercise of this Warrant.
                1.5.3 Termination of Warrant. Prior to the closing of any Acquisition, the Company shall give Holder at least thirty (30) days advance written notice of such event (the “Company Notice”), which notice shall include the Company’s best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant and the proposed date upon which such event is expected to occur. Notwithstanding anything to the contrary contained herein, during such notice period, Holder may exercise or convert this Warrant in accordance with its terms, whether or not exercise or conversion is contingent upon the happening of such event and/or existence of a minimum value of the Shares receivable upon exercise or conversion as provided on Holder’s exercise notice; provided that such minimum value shall be no greater than the per share price set forth in the Company Notice. Subject to any prior exercise or conversion as provided in the preceding sentence, this Warrant will terminate with respect to the Shares so exercised or converted and in any event if the Acquisition Value is more than the Warrant Price in effect, at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; provided that (a) the Company Notice of the proposed event is actually received by Holder, as evidenced by a return receipt of certified mail delivery, a certificate of delivery by hand delivery or written verification of delivery from the overnight courier, and (b) the event actually occurs within thirty (30) days after the date it is expected to occur, as such date was specified in the Company Notice.
     2. ADJUSTMENTS TO THE SHARES.
          2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Company’s Common Stock payable in shares of the Company’s Common Stock or other securities of the Company or subdivides or combines the outstanding shares of the Company’s Common Stock, then upon exercise or conversion of this Warrant, unless, in case this Warrant is exercisable into shares of the Company’s Preferred Stock and the conversion ratio of such Preferred Stock already reflects such event for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.
          2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than a merger, consolidation or recapitalization described in Section 1.5 above or a stock dividend, split, etc. described in Section 2.1 above), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. By way of example, such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.
          2.3 Adjustments of Warrant Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.
          2.4 Adjustment is Cumulative. The provisions of this Section 2 shall similarly apply to successive, stock dividends, stock spits or combinations, reclassifications, exchanges, substitutions, or other events.
          2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment.
          2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.
          2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.
     3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
          3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company hereby represents and warrants to the Holder that the Capitalization Table of the Company attached hereto as Exhibit B is true and correct as of the date hereof.
     4. REPRESENTATIONS OF HOLDER: TRANSFER.
          4.1 Representations. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

          4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION NOT REQUIRED.
          4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (a) the transfer is to the stockholders or constituent partners of Holders by way of dividend or distribution to all of the same or (b) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer.
          4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s) (and to the new Warrant Holder for any remaining Shares, if applicable).
          4.5 Market Standoff. The Holder agrees in connection with any registration of the Company’s securities under the Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Holder will not sell or otherwise dispose of any Shares or any other securities of the Company without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters subject to all restrictions as the Company or the managing underwriters may specify generally. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.
     In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to such Shares of Holder until the end of such period.

     5. GENERAL PROVISIONS.
          5.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.
          All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: President”. Notices by facsimile shall be machine verified as received.
          5.2 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
          5.3 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
          5.4 Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.
          5.5 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.
          5.6 Titles and Headings. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Warrant.
          5.7 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

          5.8 Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
          5.9 Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
          5.10 Amendment and Waivers. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
          5.11 Entire Agreement. This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

WARRANT HOLDER:
NETOBJECTS, INC.

By:	/s/ illegible

Name:	Name illegible

Title:	Director

Address:	301 Galveston Drive

Redwood City, CA 94063

Attention to:	Michael Zisman

Facsimile:	650-482-3600

COMPANY:
MYCOMPUTER.COM, INC.

By:	/s/ Joshua G. James

Name:	Joshua G. James

Title:	CEO

Address:	1358 W. Business Park Drive

Orem, UT 84058

Attention to:	Joshua James, CEO and President

Facsimile:	801-722-7001

EXHIBIT A
NOTICE OF EXERCISE
(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)
     The undersigned hereby elects to purchase                     shares of the Common Stock (the “Shares”) of MyComputer.com, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Stock with an Issue Date of March 26, 2002 (the “Warrant”), as follows:
(Initial applicable method:)

a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $ ;

OR

b.	This exercise or conversion [is] [is not] contingent upon the closing of the Acquisition or other event specified in the Company Notice to Holder in accordance with Section 1.5 of the Warrant received by Holder on and [is] [is not] contingent upon a sale price or fair market value for the Company’s Common Stock in the Acquisition or other event of no less than the lesser of (a) $ per share or (b) the per share price set forth in the Company Notice.

OR

c.	The undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 1.2 of the Warrant. This conversion is exercised with respect to shares of Common Stock covered by the Warrant resulting in a net total of Shares being issued to the undersigned.
     Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 4.1 of the attached Warrant.

(Printed Name of Holder)

Address:

(Signature of Holder)

EXHIBIT B

[OMITTED]